Delaware

The First State

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "AZITRA, INC.", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF MARCH, A.D. 2026, AT 4:44 O`CLOCK P.M.

C. P. Sanchez

Charuni Patibanda-Sanchez, Secretary of State

5459091 8100
SR# 20261289497

Authentication: 203411571
Date: 03-19-26

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:44 PM 03/19/2026
FILED 04:44 PM 03/19/2026
SR 20261289497 - File Number 5459091

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES A CONVERTIBLE NON-REDEEMABLE PREFERRED STOCK OF AZITRA, INC.

(Pursuant to Section 151 of the Delaware General Corporation Law)

Azitra, Inc., a Delaware corporation (the "Corporation"), in accordance with the provisions of Section 103 of the Delaware General Corporation Law (the "DGCL") does hereby certify that, in accordance with Section 151 of the DGCL, the following resolution was duly adopted by the Board of Directors of the Corporation (the "Board of Directors") on March 19, 2026:

RESOLVED, pursuant to authority expressly set forth in the Restated Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), the issuance of a series of Preferred Stock, par value $0.0001 per share (the "Preferred Stock") designated as the Series A Convertible Non-Redeemable Preferred Stock, par value $0.0001 per share, of the Corporation is hereby authorized and the number of shares, powers, designations, preferences and relative, participating, optional or other special rights of, and the qualifications, limitations or restrictions upon, the Series A Convertible Non-Redeemable Preferred Stock (in addition to any provisions set forth in the Certificate of Incorporation that are applicable to the Preferred Stock of all classes and series) are hereby fixed, and the Certificate of Designation, Preferences and Rights of Series A Convertible Non-Redeemable Preferred Stock ("Certificate of Designations") is hereby approved as follows:

SECTION 1 Designation of Amount.

(a) 12,000 shares of Preferred Stock shall be, and hereby are, designated the "Series A Convertible Non-Redeemable Preferred Stock" (the "Series A Preferred Stock"), par value $0.0001 per share.

(b) Subject to the requirements of the DGCL, the Certificate of Incorporation and this Certificate of Designations, the number of shares of Preferred Stock that are designated as Series A Preferred Stock may be increased or decreased by vote of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of such shares then outstanding. Any shares of Series A Preferred Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall, automatically and without further action, be retired and canceled promptly after the acquisition thereof, and shall become authorized but unissued shares of Preferred Stock and may not be reissued as shares of Series A Preferred Stock when the Corporation shall take such action as may be necessary to reduce the number of authorized shares of the Series A Preferred Stock and may be reissued as part of a new series of any class or series of Preferred Stock in accordance with the Certificate of Incorporation.

SECTION 2 Certain Definitions.

Unless the context otherwise requires, the terms defined in this Section 2 shall have, for all purposes of this resolution, the meanings specified (with terms defined in the singular having comparable meanings when used in the plural).

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

"Attribution Parties" means, collectively, the following Persons and entities: (i) any direct or indirect Affiliates of the Holder, (ii) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the date hereof, directly or indirectly managed or advised by the Holder's investment manager or any of its Affiliates or principals, (iii) any Person acting or who could be deemed to be acting as a group together with the Holder or any Attribution Parties and (iv) any other Persons whose beneficial ownership of the Corporation's Common Stock would or could be aggregated with the Holder's and/or any other Attribution Parties

for purposes of Section 13(d) or Section 16 of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Beneficial Ownership Limitation.

"Beneficial Ownership Limitation" shall have the meaning set forth in Section 6(c).

"Board of Directors" shall have the meaning set forth in the preamble to this Certificate of Designations.

"Business Day" shall mean any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

"Bylaws" shall mean the Amended and Restated By-Laws of the Corporation, as amended from time to time.

"Certificate of Incorporation" shall have the meaning set forth in the preamble to this Certificate of Designations.

"Commission" means the Securities and Exchange Commission.

"Common Stock" shall mean the common stock, par value $0.0001 per share, of the Corporation.

"Conversion Ratio" shall mean 8,128.10 shares of Common Stock for each share of Series A Preferred Stock, subject to adjustment from time to time in accordance with Section 6(d).

"Conversion Shares" means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock in accordance with the terms hereof at the Conversion Ratio.

"Corporation" shall have the meaning set forth in the preamble to this Certificate of Designations.

"DGCL" shall have the meaning set forth in the preamble to this Certificate of Designations.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Holder" means any holder of Series A Preferred Stock, all of such holders being the "Holders."

"Junior Securities" shall have the meaning set forth in Section 5(a).

"Parity Securities" shall have the meaning set forth in Section 5(a).

"Participating Dividends" shall have the meaning set forth in Section 4.

"Person" shall mean any individual, partnership, company, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

"Preferred Stock" shall have the meaning set forth in the preamble to this Certificate of Designations.

"Requisite Holders" shall mean the holders of a majority of the then outstanding shares of Series A Preferred Stock.

"Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Stockholder Approval" shall have the meaning set forth in Section 6(a).

"Senior Securities" shall have the meaning set forth in Section 5(a).

"Series A Preferred Stock" shall have the meaning set forth in Section 1(a).

"Stated Value" shall mean the per share stated value for a share of Series A Preferred Stock of $1,000.00, subject to adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification, or other similar event with respect to the Series A Preferred Stock.

"Trading Market" means The New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market, The Nasdaq Capital Market, NYSE American, or any other national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted (or any of their respective successors).

SECTION 3 Voting Rights.

(a) Non-Voting Stock. Except as otherwise provided by the DGCL, other applicable law or as provided in this Certificate of Designations, the holders of Series A Preferred Stock shall not be entitled to vote (or render written consents) on any matter submitted for a vote of (or written consents in lieu of a vote as permitted by the DGCL, the Certificate of Incorporation and the Bylaws) holders of Common Stock.

(b) Limited Consent Rights. So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval of the Requisite Holders by written consent in lieu of a meeting:

a. alter, repeal or change the powers, preferences or rights of the Series A Preferred Stock or alter or amend this Certificate of Designations so as to adversely affect the Series A Preferred Stock;

b. supplement, amend, restate, repeal, or waive any provision of the Certificate of Incorporation or Bylaws, or file any certificate of amendment, certificate of designation, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series A Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation, recapitalization, reclassification, conversion or otherwise;

c. increase or decrease (other than by conversion) the number of authorized shares of Series A Preferred Stock; or

d. enter into any agreement with respect to any of the foregoing.

SECTION 4 Dividends.

If the Board of Directors shall declare a dividend or other distribution payable upon the then outstanding shares of Common Stock, whether in cash, in kind or in other securities or property (other than dividends payable in shares of Common Stock), the holders of the outstanding shares of Series A Preferred Stock shall be entitled to the amount of dividends as would be payable in respect of the number of shares of Common Stock into which the shares of Series A Preferred Stock held by each holder thereof could be converted, without regard to any restrictions on conversion (including the Beneficial Ownership Limitation), in accordance with the provisions of Section 6 hereof, such number to be determined as of the record date for determination of holders of Common Stock entitled to receive such dividend or, if no such record date is established, as of the date of such dividend ("Participating Dividends"). Participating Dividends are payable at the same time as and when dividends on the Common Stock are paid to the holders of Common Stock.

SECTION 5 Liquidation Preference.

(a) Ranking. The Series A Preferred Stock shall rank (i) senior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to any Series A Preferred Stock ("Junior Securities"); (ii) on parity with the Common Stock and any other class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series A Preferred Stock ("Parity Securities"); and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms senior to any

Series A Preferred Stock ("Senior Securities"), in each case, as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily (each, a "Dissolution").

(b) Distribution to Series A Preferred Stock and Parity Securities. Subject to the prior and superior rights of the holders of any Senior Securities of the Corporation, upon a Dissolution, each Holder shall be entitled to receive, prior and in preference to any distributions of any of the assets or surplus funds of the Corporation to the holders of the Junior Securities and *pari passu* with any distribution to the holders of Parity Securities, an amount per share of Series A Preferred Stock held by such Holder equal to the greater of (i) the Stated Value, plus any dividends declared but unpaid on such share of Series A Preferred Stock, or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock pursuant to Section 6 (without regard to any restrictions on conversion (including the Beneficial Ownership Limitation)) immediately prior to such Dissolution. If, upon any such Dissolution, the assets of the Corporation shall be insufficient to pay the holders of shares of the Series A Preferred Stock the amount required under the preceding sentence, the holders of Series A Preferred Stock and the holders of shares of Parity Securities shall share in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares of Series A Preferred Stock and Parity Securities held by them upon such distribution if all amounts payable on or with respect to such shares of Series A Preferred Stock and Parity Securities were paid in full. For the avoidance of any doubt, but without limiting the foregoing, neither a change in control of the Corporation, the merger or consolidation of the Corporation with or into any other entity, nor the sale, lease, exchange or other disposition of all or substantially all of the Corporation's assets shall, in and of itself, be deemed to constitute a Dissolution.

SECTION 6 Conversion Rights.

(a) General. Automatic Conversion on Stockholder Approval. Prior to the Automatic Conversion Event, the Series A Preferred Stock shall not be convertible into Common Stock by the Holder thereof. Effective as of 5:00 p.m. Eastern time on the first (1st) Business Day after the date that the Corporation's stockholders have approved each of (A) an increase in the number of authorized shares of Common Stock to enable the Corporation to issue all of the shares of Common Stock that are issuable upon the conversion of the Series A Preferred Stock and (B) the conversion of the Series A Preferred Stock into shares of Common Stock in accordance with the listing rules of the applicable Trading Market (the "Stockholder Approval"), such date being the "Automatic Conversion Event", and subject to the Corporation filing an amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware (the "Charter Amendment") evidencing such stockholder approval, each share of Series A Preferred Stock then outstanding shall automatically convert into a number of shares of Common Stock equal to the Conversion Ratio in effect at the time of the Automatic Conversion (as defined below), subject to the Beneficial Ownership Limitation (as defined below) (the "Automatic Conversion"). The Corporation shall inform each Holder of the occurrence of the Automatic Conversion Event within two (2) Business Days following such Automatic Conversion Event. The Corporation shall request from each Holder, approximately 30 days prior to the date of the Automatic Conversion Event, a written notice of such Holder's beneficial ownership in the Corporation (a "Beneficial Ownership Statement"). If a Holder fails to provide the Corporation with a Beneficial Ownership Statement within 10 days prior to the date of the Automatic Conversion Event, then the Corporation shall presume the Holder's beneficial ownership of Common Stock (excluding the Conversion Shares) to be zero. The shares of Series A Preferred Stock that are converted in the Automatic Conversion are referred to as the "Converted Stock". Converted Stock that is issued in certificated form shall be deemed converted into the corresponding Conversion Shares on the date of the Automatic Conversion and the Holder's rights as a holder of such shares of Converted Stock shall cease and terminate on such date, excepting only the right to receive the Conversion Shares upon the Holder tendering to the Corporation (or its designated agent) the stock certificate(s) (duly endorsed) representing such certificated Converted Stock. Converted Stock that is registered in book entry form shall be automatically cancelled upon the Automatic Conversion and converted into the corresponding Conversion Shares, which shares shall be issued in book entry form and without any action on the part of the Holders and shall be delivered to the Holders within two (2) Business Days of the effectiveness of the Automatic Conversion. Notwithstanding the foregoing, if, due to the Automatic Conversion, shares of Series A Preferred Stock held by a Holder are not automatically converted into Common Stock in the Automatic Conversion due to the Beneficial Ownership Limitation, the Corporation shall issue such Holder a pre-funded warrant, in substantially the form attached hereto as Exhibit A, exercisable for the number of shares of Common Stock equal to the Excess Shares (as defined below).

(b) Fractions of Shares. Fractional shares of Common Stock may not be issued in connection with any conversion of the Series A Preferred Stock. As to any fraction of a share which a Holder would otherwise be entitled to receive upon such conversion, the Corporation shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the then-current market price of the Common Stock or round up to the next whole share.

(c) Beneficial Ownership Limitations. Notwithstanding anything herein to the contrary, the Corporation shall not effect any conversion of shares of Series A Preferred Stock in the Automatic Conversion to the extent that, after giving effect to the Automatic Conversion, such Holder (together with such Holder's Attribution Parties) would beneficially own a number of shares of Common Stock in excess of the Beneficial Ownership Limitation (the "Excess Shares"). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Attribution Parties shall include (x) the number of shares of Common Stock issuable to such Holder in such Automatic Conversion, plus (y) any additional shares of Common Stock for which a Holder has provided the Corporation with prior written notice of beneficial ownership in the Beneficial Ownership Statement, and assuming the conversion of all shares of Series A Preferred Stock held by all other holders of Series A Preferred Stock less the aggregate number of shares of Series A Preferred Stock held by all other holders of Series A Preferred Stock that will not convert into shares of Common Stock on account of the application of any Beneficial Ownership Limitations applicable to any such other holders. For purposes of this Section 6(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable rules and regulations of the Commission. In addition, for purposes hereof, "group" has the meaning set forth in Section 13(d) of the Exchange Act and the applicable regulations of the Commission. For purposes of this Section 6(c), in determining the number of outstanding shares of Common Stock of the Corporation, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Corporation's most recent periodic or annual filing with the Commission, as the case may be, (B) a more recent public announcement by the Corporation that is filed with the Commission, or (C) a more recent notice by the Corporation or the Corporation's transfer agent to the Holder setting forth the number of shares of Common Stock then outstanding. Upon the written request of a Holder (which may be by email), the Corporation shall, within two (2) Business Days thereof, confirm in writing to such Holder (which may be via email) the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any actual conversion or exercise of securities of the Corporation, including shares of Series A Preferred Stock, by such Holder or its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was last publicly reported or confirmed to the Holder. The "Beneficial Ownership Limitation" shall initially be, at the written election of the Holder delivered to the Corporation on the date hereof, either 4.99%, 9.99% or 19.99% (or such other number less than or equal to 19.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock pursuant to the Automatic Conversion to the extent permitted pursuant to this Section 6(c); *provided*, *however*, that by written notice to the Corporation, which will not be effective until the 61st day after such notice is delivered to the Corporation, the Holder may waive or amend the provisions of this Section 6(c) to change the Beneficial Ownership Limitation to any other number less than or equal to 19.99%, and the provisions of this Section 6(c) shall continue to apply. The Corporation shall be entitled to rely on representations made to it by the Holder in any written notice regarding its Beneficial Ownership Limitation.

(d) Adjustments to Conversion Ratio.

(i) Upon Subdivisions. If, at any time after the date the first share of Series A Preferred Stock was issued, the number of shares of Common Stock outstanding is increased by a subdivision of shares of Common Stock, then, following the record date for the determination of holders of Common Stock affected by such subdivision, the Conversion Ratio in effect immediately before such subdivision shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of Series A Preferred Stock shall be increased in proportion to such increase in outstanding shares of Common Stock.

(ii) Upon Combinations. If, at any time after the date the first share of Series A Preferred Stock was issued, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, following the record date to determine shares affected by such combination, the Conversion Ratio in effect immediately before such combination shall be proportionately decreased so that the number of shares of Common Stock issuable on

conversion of each share of Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

(iii) Stock Dividends. If, at any time after the date the first share of Series A Preferred Stock was issued, the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Ratio in effect immediately before such event shall be increased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Ratio then in effect by a fraction: (1) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution, and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to the time of such issuance or the close of business on such record date. Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Ratio shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Ratio shall be adjusted pursuant to this Section 6(d)(iii) as of the time of actual payment of such dividends or distributions; and (b) no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

(iv) Reorganization, Reclassification, Merger or Consolidation. If at any time or from time to time there shall be a reorganization, recapitalization, reclassification, merger or consolidation involving the Corporation in which the Common Stock is converted into or exchanged for securities, cash or property (other than a subdivision or combination provided for elsewhere in this Section 6), then, as a part of such reorganization, recapitalization, reclassification, merger, or consolidation, provision shall be made so that holders of Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, the kind and amount of shares of stock, cash or other property to which such holder would have been entitled if such holder had converted its shares of Series A Preferred Stock at the Conversion Ratio immediately prior to such reorganization, recapitalization, reclassification, merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of the Series A Preferred Stock after the reorganization, recapitalization, reclassification, merger or consolidation, to the end that the provisions of this Section 6 (including provisions with respect to changes in and other adjustments of the Conversion Ratio then in effect for the Series A Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

(e) Mechanics of Delivery. As promptly as practicable on or after the Automatic Conversion, the Corporation shall (i) issue and shall deliver a certificate or certificates for the number of full shares of Common Stock issuable upon conversion (or a notice of such issuance if uncertificated shares are issued in book entry) and (ii) pay all declared but unpaid dividends on the shares of Series A Preferred Stock converted.

(f) Notice of Adjustment of Conversion Ratio. Whenever the provisions of Section 6(d) require that the Conversion Ratio be adjusted as herein provided, the Corporation shall compute the adjusted Conversion Ratio in accordance with Section 6(d) and shall prepare a certificate signed by the Corporation's principal executive officer or principal financial officer setting forth the adjusted Conversion Ratio and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for such purpose for conversion of shares of Series A Preferred Stock and mailed by the Corporation at its expense to all holders of Series A Preferred Stock at their last addresses as they shall appear in the stock register.

(g) Corporation to Reserve Common Stock. Before taking any action that would cause an adjustment increasing the Conversion Ratio above a level that would result in the shares of Common Stock deliverable upon conversion of the Series A Preferred Stock having an aggregate par value (if any) exceeding the Corporation's authorized but unissued shares, the Corporation will take any corporate action that, in the opinion of its counsel, is necessary in order that the

Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Ratio.

(h) Taxes on Conversions. The Corporation will pay any and all original issuance, transfer, stamp and other similar taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the holder of the share(s) of Series A Preferred Stock to be converted (nor shall the Corporation be responsible for any other taxes payable by the holders of the Series A Preferred Stock), and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

SECTION 7 Waiver. Notwithstanding anything to the contrary herein, any provisions of this Certificate of Designations may be waived on behalf of all of the holders of Series A Preferred Stock by the affirmative written consent or vote of the Requisite Holders.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations, Preferences and Rights to be duly executed by its Chief Executive Officer, this 19th day of March, 2026.

By: /s/ Francisco Salva
Name: Francisco Salva
Title: Chief Executive Officer

EXHIBIT A

PRE-FUNDED WARRANT

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

PRE-FUNDED COMMON STOCK PURCHASE WARRANT

AZITRA, INC.

Warrant No. __________

Issue Date: __________, 2026

THIS PRE-FUNDED COMMON STOCK PURCHASE WARRANT (the "Warrant") certifies that, for value received, _____________ or its assigns (the "Holder") is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on the date hereof (the "Initial Exercise Date") and through and including the date this Warrant is exercised in full (the "Termination Date") but not thereafter, to subscribe for and purchase from **AZITRA, INC.**, a Delaware corporation (the "Company"), up to [•] shares of the Company's common stock, par value $0.0001 per share ("Common Stock"), (as subject to adjustment hereunder, the "Warrant Shares"). The purchase price of one Warrant Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the "Purchase Agreement") dated as of [•], 2026, by and among the Company and the purchasers signatory thereto.

For purposes of this Warrant, the following terms shall have the following meanings:

"Trading Day" means a day on which the shares of Common Stock are traded on the Trading Market; provided, however, that in the event that the shares of Common Stock are not listed or quoted on the Trading Market, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or State of Delaware are authorized or required by law or other government action to close.

"VWAP" shall mean, for any security as of any date, the dollar volume-weighted average price for such security on the Trading Market (or, if the Trading Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as determined by the Holder or, if the foregoing does not apply, the dollar volume-weighted average price of such security in any principal quotation system operated by OTC Markets Group Inc. or other principal exchange or recognized quotation system which is at the time the principal trading platform or market for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as determined by the Holder, or, if no dollar volume-weighted average price is reported, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by OTC Markets Group Inc. If the VWAP cannot be

calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value determined by the Holder.

Section 2. Exercise.

a) Exercise of Warrants. Exercise of the purchase rights for Warrant Shares represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed notice of exercise in the form annexed hereto as Exhibit A (a "Notice of Exercise"), which may be delivered in a .PDF format via electronic mail pursuant to the notice provisions set forth in the Purchase Agreement. Within one (1) Trading Day of the date said Notice of Exercise is delivered to the Company (or within two (2) Trading Days of the date said Notice of Exercise is delivered to the Company if the Notice of Exercise is received after 12 p.m. EST on such day), the Company shall have received payment of the aggregate Exercise Price of the Warrant Shares thereby purchased by wire transfer or cashier's check drawn on a United States bank. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. The Company shall be entitled to conclusively assume the genuineness of any signature on any Notice of Exercise delivered to the Company pursuant to this Section 2(a), the legal capacity and competency of all natural persons signing any Notice of Exercise so delivered, the authenticity of any Notice of Exercise so delivered, the conformity to an authentic original of any Notice of Exercise so delivered as certified, authenticated, conformed, photostatic, facsimile, or electronic and the authenticity of the original of such Notice of Exercise. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases, and the Company shall be entitled to conclusively assume that its records of the number of Warrant Shares purchased and the date of such purchases are accurate, absent actual notice to the contrary. The Company shall deliver any objection to any Notice of Exercise within two (2) Business Days of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The aggregate exercise price of this Warrant, except for a nominal exercise price of $[0.0001] per Warrant Share, was pre-funded to the Company on or prior to the Initial Exercise Date and, consequently, no additional consideration (other than the nominal exercise price of $[0.0001] per Warrant Share) shall be required to be paid by the Holder to the Company to effect any exercise of this Warrant. The Holder shall not be entitled to the return or refund of all, or any portion, of such pre-paid aggregate exercise price under any circumstance or for any reason. The remaining unpaid exercise price per Warrant Share shall be $[0.0001], subject to adjustment hereunder (the "Exercise Price").

c) Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Company's transfer agent (the "Transfer Agent") to the Holder by crediting the account of the Holder's or its designee's balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system ("DWAC") if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder pursuant to Rule 144, and otherwise as a book-entry statement evidencing that the applicable Warrant Shares have been issued to the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is one (1) Trading Day after the later of (A) the delivery to the Company of the

Notice of Exercise provided that such Notice of Exercise is received by 12 p.m. EST and the Trading Day after Notice of Exercise for any Notice of Exercise received after 12 p.m. EST, and (B) the Company's receipt of payment of the aggregate Exercise Price of the Warrant Shares thereby purchased by wire transfer or cashier's check drawn on a United States bank (such date, the "Warrant Share Delivery Date"). The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 2(c)(vi) prior to the issuance of such Warrant Shares, having been paid. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $5 per Trading Day (increasing to $10 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Holder fails to make payment of the aggregate Exercise Price of the Warrant Shares pursuant to a Notice of Exercise within two (2) Trading Days of the date said Notice of Exercise is delivered to the Company (or within three (3) Trading Days of the date said Notice of Exercise is delivered to the Company if the Notice of Exercise is received after 12 p.m. EST on such day) by wire transfer or cashier's check drawn on a United States bank, then the Company will have the right to rescind such exercise. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(c)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(c)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder's brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

v. No Fractional Shares or Scrip. No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi. Charges, Taxes, and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all fees charged by the Transfer Agent, including any fees assessed to the Transfer Agent by Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day processing of any Notice of Exercise and for same-day electronic delivery of the Warrant Shares.

vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

d) Holder's Exercise Limitations.

i. Subject to the last sentence of this Section 2(d), the Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, the Holder (together with the Holder's Affiliates and any other Persons acting as a group together) would beneficially own in excess of the Maximum Percentage of the shares of Common Stock outstanding immediately after giving effect to such exercise. The "Maximum Percentage" shall be 4.99%, 9.99%, or 19.99%, as elected by the Holder upon execution of the Purchase Agreement (or, if no election is made, 9.99%). For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its Affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Form 10-K, Proxy Statement, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company's transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, where such request indicates that it is being made pursuant to this Warrant, the Company shall within three (3) Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Warrants, by the Holder and its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage as specified in such notice; provided that in no event shall such Maximum Percentage be increased to more than 19.99%; provided, further, that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of Warrants. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be

deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(d) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 2(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations set forth in this Section 2(d) shall not apply to exercises of this Warrant that occur prior to and expressly in connection with the Company's consummation of a Fundamental Transaction. Notwithstanding anything to the contrary herein, Warrant Shares may not be issued pursuant to this Warrant and this Warrant shall not be exercisable for Warrant Shares, to the extent that the issuance of the Warrant or the issuance of Warrant Shares upon exercise thereof would be impermissible without stockholder approval pursuant to the rules of the Trading Market. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

ii. The exercise of any portion of this Warrant requires the Company to receive the Requisite Stockholder Approval of the Company's stockholders. Accordingly, the Company shall not effect such exercise of this Warrant, and a Holder shall not have the right to exercise any such portion of this Warrant, pursuant to Section 2 or otherwise, until such approval has been received by the Company.

Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person (excluding a merger effected solely to change the Company's name), (ii) the Company (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50.1% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires 50.1% or more of the voting power of the outstanding common and preferred stock of the Company (each a "Fundamental Transaction") then, the Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the "Successor Entity") to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(b) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without

unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

c) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares of Common Stock, if any) issued and outstanding.

d) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3 (excluding Section 3(c)), the Company shall promptly mail or deliver via electronic mail to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights, or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant.

a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Issuance Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Transfer Restrictions. Subject to any limitations imposed by applicable law, this Warrant may be offered for sale, sold, transferred, or assigned without the consent of the Company.

e) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5. Miscellaneous.

a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(c)(i).

b) Loss, Theft, Destruction, or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of

the Warrant Shares upon the exercise of any purchase rights under this Warrant (the "Required Reserve Amount"). The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid, and nonassessable and free from all taxes, liens, and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

e) Transfer Agent Instructions. The Company covenants and agrees that it will, at all times during the period the Warrant is outstanding, maintain a duly qualified independent Transfer Agent. The Company represents and covenants that, within one (1) day from the Issuance Date, it will either (i) issue irrevocable instructions to its current Transfer Agent (and each Transfer Agent appointed thereafter) to issue certificates or book-entry statements, registered in the name of the Holder or its nominee, for the Warrant Shares in such amounts as specified from time to time by the Holder to the Company upon exercise of this Warrant in accordance with the terms thereof (the "Irrevocable Transfer Agent Instructions"), or (ii) appoint a new Transfer Agent, at which time the Company (a) shall provide a copy of its agreement with the new Transfer Agent to the Holder, and (b) issue Irrevocable Transfer Agent Instructions to the new Transfer Agent. Such Irrevocable Transfer Agent Instructions shall be in a form acceptable to the Holder and shall include a provision to irrevocably reserve the Required Reserve Amount. The Irrevocable Transfer Agent Instructions shall be signed by the Company's Transfer Agent as of the date of the Issuance Date and by the Company. The Company warrants that, (i) no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(e), and stop transfer instructions to give effect to Section 5(g) (prior to registration of the Warrant Shares under the Securities Act or the date on which the Warrant Shares may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold), will be given by the Company to its Transfer Agent and that the Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Warrant and the Purchase Agreement, (ii) it will not direct its Transfer Agent not to transfer or delay, impair, and/or hinder its Transfer Agent in transferring (or issuing)(electronically or in certificated form) any certificate or book-entry statement for Warrant Shares to be issued to the Holder upon exercise of or otherwise pursuant to this Warrant as and when required by this Warrant and the Purchase Agreement, and (iii) it will not fail to remove (or direct its Transfer Agent not to remove or impair, delay, and/or hinder its Transfer Agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any Warrant Shares issued to the Holder upon exercise of or otherwise pursuant to this Warrant as and when required by this Warrant and the Purchase Agreement. Nothing in this Section shall affect in any way the Holder's obligations to comply with all applicable prospectus delivery requirements, if any, upon resale of the Warrant Shares. If a Holder provides the Company, at the cost of the Holder, with an opinion of counsel in form, substance, and scope customary for opinions in comparable transactions, to the effect that a public sale or transfer of such Warrant Shares may be made without registration under the Securities Act and such sale or transfer is effected, the Company shall permit the transfer, and, in the case of the Warrant Shares, promptly instruct its Transfer Agent to issue one or more certificates or book-entry statements, free from restrictive legend, in such name and in such denominations as specified by the Holder. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(e) may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

f) Jurisdiction. All questions concerning the construction, validity, enforcement, and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

g) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

h) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder's rights, powers, or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

i) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

j) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

k) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant, without the necessity of showing economic loss and without any bond or other security being required. The Company agrees that monetary damages may not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

l) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

m) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

n) Severability. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

o) Headings. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. Terms used in this Warrant but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Issuance Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

p) Governing Law. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation, and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably waives personal service of

process and consents to process being served in any such suit, action, or proceeding by mailing a copy thereof to the Company at the address set forth in the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.

q) Jurisdiction and Venue. Each party hereby irrevocably submits that any dispute, controversy or claim arising out of or relating to this Warrant, shall be submitted to the exclusive jurisdiction of the state and federal courts located in the City of New York. Each party hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS WARRANT. The parties agree that all dispute resolution proceedings in accordance with this Section 5(q) may be conducted in a virtual setting.

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(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the Issuance Date.

AZITRA, INC.

By: ______________________________
Name:
Title:

EXHIBIT A

NOTICE OF EXERCISE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

AZITRA, INC.

The undersigned holder hereby exercises the right to purchase __________ of the shares of Common Stock ("Warrant Shares") of Azitra, Inc., a Delaware corporation (the "Company"), evidenced by Warrant No. [___] (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the aggregate Exercise Price shall be made as:

___________ a "Cash Exercise" with respect to ___________ Warrant Shares.

2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $__________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to Holder, or its designee or agent as specified below, ___________Warrant Shares in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, as follows:

☐ Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to : ______

______

______

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant: ___
DTC Number: ___
Account Number: ___

Date: ___________ _,

Name of Registered Holder

By: _______
Name:
Title:

Tax ID:
Facsimile:
E-mail Address

EXHIBIT B

ASSIGNMENT FORM

(*To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.*)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name: (Please Print)

Address: (Please Print)

Dated:______________ __, ______

Holder's Signature:

Holder's Address: